Exhibit 10.1
Exchange Agreement
May 25, 2022
BLOOMIN’ BRANDS, INC.
5.00% Convertible Senior Notes due 2025
The undersigned investor (the “Investor”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Investor holds contractual and investment authority (each, including the Investor if it is a party exchanging Notes (as defined below), an “Exchanging Investor”), hereby agrees to exchange, with Bloomin’ Brands, Inc., a Delaware corporation (the “Company”), certain 5.00% Convertible Senior Notes due 2025, CUSIP 094235 AB4 (the “Notes”) for the Exchange Consideration (as defined below) pursuant to this exchange agreement (the “Agreement”). The Investor understands that the exchange (the “Exchange”) is being made without registration of the offer or sale of the Shares (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction pursuant to a private placement exemption from registration under Section 4(a)(2) of the Securities Act and that each Exchanging Investor participating in the Exchange is required to be an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is also a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. Capitalized terms used but not defined in this Agreement have the respective meanings set forth in the indenture with respect to the Notes, dated as of May 8, 2020, between the Company and Wells Fargo Bank, National Association (the “Indenture”).
On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Investor hereby agrees to exchange, and to cause the other Exchanging Investors to exchange, an aggregate principal amount of the Notes set forth on Exhibit A hereto (the “Exchanged Notes”) for:
(a)a number of Shares of Common Stock per $1,000 principal amount of such Exchanged Notes equal to (i) (x) the greater of (1) $0.00 and (2) the difference equal to (A) the Average VWAP minus (B) $16.4324, divided by (y) the Average VWAP, multiplied by (ii) 85.1848, with aggregate number of shares for total principal in Exchange Agreement rounded down to the nearest whole number of Shares; and
(b)an amount of cash per $1,000 principal amount of such Exchanged Notes equal to the greater of (1) $0.00 and (2) (i) $[___], plus (ii) (x) the Average VWAP minus $[___], multiplied by (y) [__], multiplied by (z) 85.1848 plus (iii) accrued and unpaid interest on such Exchanged Note to, but excluding, the Closing Date (as defined below), minus (iv) (x) the number of Shares delivered per $1,000 principal amount of such Exchanged Notes calculated pursuant to clause (a) above multiplied by (y) the Average VWAP.
The aggregate amount of cash to be delivered pursuant to such calculations is referred to as the “Cash Consideration”, and the aggregate number of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) to be delivered pursuant to such calculations is referred to as the “Shares” and, together with the Cash Consideration, the “Exchange Consideration”. The Company and the Investor agree that no Exchanging Investor shall deliver a Notice of Conversion with respect to any Exchanged Notes and each Exchanging Investor shall hold the Exchanged Notes until the Closing (as defined below). In consideration for the performance of its obligations hereunder (including as described in the immediately preceding sentence), the Company agrees to deliver the Exchange Consideration on the Closing Date to each Exchanging Investor in exchange for its Exchanged Notes.
“Average VWAP” means the arithmetic average of the Daily VWAPs over the Reference Period.
“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Daily VWAP” means, for each Trading Day (as defined below) in the Reference Period (as defined below), the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BLMN <equity> AQR” in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day, and excluding trades greater than 20,000 shares as determined by inputting 20,000 in the upper parameter of the Vol Filter (or if such volume-weighted average price is unavailable, the Last Reported Sale Price on such day). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.
“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day (as defined in the Indenture) for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Reference Period” means the period of ten consecutive Trading Days commencing on the Trading Day following the date of this Agreement.
“Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock generally occurs on the NASDAQ (as defined below) or, if the Common Stock is not then listed on the NASDAQ, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.
The Exchange shall occur in accordance with the procedures set forth in Exhibit B hereto (the “Exchange Procedures”); provided that each of the Company and the Investor acknowledges that the delivery of the Shares to any Exchanging Investor may be delayed due to procedures and mechanics within the system of Computershare Trust Company, N.A., The Depository Trust Company (“DTC”) or the Nasdaq Global Select Market (the “NASDAQ”) (including the procedures and mechanics regarding the listing of the Shares on the NASDAQ) or other events beyond the Company’s control and that such a delay will not be a default under this Agreement so long as (i) the Company is using its reasonable best efforts to effect such delivery, or (ii) such delay arises due to a failure by the Investor to deliver settlement instructions; provided, further, that no delivery of the Shares will be made until the Exchanged Notes have been properly submitted for exchange in accordance with the Exchange Procedures and no accrued interest will be payable by reason of any delay in making such delivery.
The closing of the Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., New York City time, on the third Trading Day following the final Trading Day of the Reference Period (the “Closing Date”), or at such other time and place as the Company and the Investor may mutually agree. On the Closing Date, subject to satisfaction of the conditions precedent specified herein and the prior receipt by the Trustee from the Investor of the Exchanged Notes, the Company shall deliver the Shares to the DTC account and the Cash Consideration by wire transfer to the account, in each case specified by the Investor for each relevant Exchanging Investor in Exhibit A. All questions as to the form of all documents and the validity and acceptance of the Exchanged Notes and the Exchange Consideration will be determined by the Company, in its sole discretion, which determination shall be final and binding. Subject to the terms and conditions of this Agreement, the Investor hereby, for itself and on behalf of its Accounts, (a) waives any and all other rights with respect to such Exchanged Notes and (b) releases and discharges the Company from any and all claims the undersigned and its Accounts may now have, or may have in the future, arising out of, or related to, such Exchanged Notes.
1.Representations and Warranties and Covenants of the Company. As of the date hereof and the Closing Date, the Company represents and warrants to, and covenants with, the Exchanging Investors, and all such covenants, representations and warranties shall survive the Closing, that:
(a)The Company and each of its subsidiaries are entities duly organized, validly existing and in good standing under the laws of the jurisdiction in which each is formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted, except in the case of the Company’s subsidiaries as would not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company or its subsidiaries, taken as a whole. The Company and each of its subsidiaries is duly qualified as a foreign entity to do business (where such concept exists) and is in good standing in every jurisdiction (where such concept exists) in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company or its subsidiaries, taken as a whole. The Company has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required on the part of the Company or any of its subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Exchange, except as may be required under any state or federal securities laws or that may be obtained after the Closing without penalty.
(b)This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Investor herein, the charter, bylaws or other organizational documents of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets or subsidiaries are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company and its subsidiaries, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company or its subsidiaries, taken as a whole, and would not, individually or in the aggregate, materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.
(c)When delivered to the applicable Exchanging Investor pursuant to the Exchange in accordance with the terms of this Agreement, the Shares will (i) be validly issued, fully paid and non-assessable, (ii) be free and clear of any Liens (as defined in Section 2(c) below), option, equity or other adverse claim thereto, including claims or rights under any voting trust agreements, shareholder agreements or other agreements, and (iii) will not be subject to any preemptive, participation, rights of first refusal or other similar rights (other than any such rights that will be waived prior to the Closing). Assuming the accuracy of the Investor’s and each Exchanging Investor’s representations and warranties hereunder, the Shares (a) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, (b) will be issued in CUSIP No. 094235 108, and (c) will be issued in compliance with all applicable state and federal laws, and at the Closing, be free of any restrictive legend and any restrictions on resale by such Exchanging Investor pursuant to Rule 144 promulgated under the Securities Act.
(d)At the Closing, the Common Stock shall be listed on NASDAQ and the Shares shall have been approved for listing on the NASDAQ in accordance with the applicable rules thereof.
(e)From January 1, 2022 to the date of this Agreement, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or timely filed notifications of late filings for any of the foregoing (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements of Regulations S-X and have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(f)At or prior to 9:00 a.m., New York City time, on the first business day after the date hereof, the Company shall file with the SEC a current report on Form 8-K announcing the Exchange, which current report the Company acknowledges and agrees will disclose all confidential information (as described in the Wall Cross Email) to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Exchange or otherwise communicated by the Company to the Investor in connection with the Exchange.
(g)There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the Exchange.
(h)No statement or printed material which is contrary to the publicly available filings and submissions made by the Company with the SEC under the Exchange Act, or any other documents and agreements used in connection with the Exchange has been made or given to the Investor by or on behalf of the Company.
(i)The Company agrees that it shall, upon request, execute and deliver any additional documents deemed by the Investor to be reasonably necessary to complete the Exchange.
2.Representations and Warranties and Covenants of the Investor. As of the date hereof and the Closing Date (except as otherwise set forth below), the Investor hereby, for itself and on behalf of the Exchanging Investors, represents and warrants to, and covenants with, the Company that:
(a)The Investor and each Exchanging Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.
(b)The Investor has all requisite corporate (or other applicable entity) power and authority to execute and deliver this Agreement for itself and on behalf of the Exchanging Investors and to carry out and perform its obligations under the terms hereof and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor and each Exchanging Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. If the Investor is executing this Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and, bind, each Account, and (ii) Exhibit A attached to the Agreement contains a true, correct and complete list of (A) the name of each Account and (B) the principal amount of each Account’s Exchanged Notes, as applicable.
(c)As of the date hereof and as of the Closing, each of the Exchanging Investors is the current sole legal and beneficial owner of the Exchanged Notes set forth on Exhibit A attached to the Agreement. When the Exchanged Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, mortgages, pledges, security interests, restrictions, charges, encumbrances or adverse claims, rights or proxies of any kind (“Liens”) (i) arising by operation of applicable law, (ii) arising by operation of any organizational documents of the Company, the Investor, each Exchanging Investor or the Notes, (iii) that is not terminated on or prior to the Closing, or (iv) created by or imposed by or on the Company. None of the Exchanging Investors has, nor prior to the Closing, will have, in whole or in part, other than pledges or security interests that an Exchanging Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, (x) assigned, transferred, hypothecated, pledged, exchanged, submitted for conversion pursuant to the Indenture or otherwise disposed of any of its Exchanged Notes (other than to the Company pursuant hereto), or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes.
(d)The execution, delivery and performance of this Agreement by the Investor and compliance by each Exchanging Investor with all provisions hereof and the consummation of the transactions contemplated hereby, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as may be required under the securities or Blue Sky laws of the various states), (ii) constitute a breach or violation of any of the terms or provisions of, or result in a default under, (x) the organizational documents of any of the Investor or any Exchanging Investor or (y) any material indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Investor or any of the Exchanging Investors is a party or by which such Investor or Exchanging Investor is bound, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, decision, order or decree of any court or any governmental body or agency having jurisdiction over the Investor or any of the Exchanging Investors.
(e)The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect necessary for each Exchanging Investor to consummate the transactions contemplated hereby and obtain any consent, approval or permission required for the transactions contemplated hereby and the laws and regulations of any jurisdiction to which the Investor and each such Exchanging Investor is subject, and the Company shall have no responsibility therefor.
(f)The Investor acknowledges that no person has been authorized to give any information or to make any representation or warranty concerning the Company or the Exchange other than the information set forth herein in connection with the Investor’s and each Exchanging Investor’s examination of the Company and the terms of the Exchange and the Shares, and the Company does not take, and J. Wood Capital Advisors LLC (“Placement Agent”) does not take any responsibility for, and neither the Company nor the Placement Agent can provide any assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.
(g)The Investor and each Exchanging Investor has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks with respect to the Exchange and an investment in the Shares. With the assistance of each Exchanging Investor’s own professional advisors, to the extent that the Exchanging Investor has deemed appropriate, such Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of the Exchange and this Agreement and the Exchanging Investor has made its own independent decision that the investment in the Shares is suitable and appropriate for the Exchanging Investor. Each Exchanging Investor has considered the suitability of the Shares as an investment in light of such Exchanging Investor’s circumstances and financial condition and is able to bear the risks associated with an investment in the Shares.
(h)The Investor confirms that it and each Exchanging Investor are not relying on any communication (written or oral) of the Company, the Placement Agent or any of their respective affiliates or representatives as investment advice or as a recommendation to acquire the Shares or the Cash Consideration in the Exchange. It is understood that information provided by the Company, the Placement Agent or any of their respective affiliates and representatives shall not be considered investment advice or a recommendation to participate in the Exchange, and that none of the Company, the Placement Agent or any of their respective affiliates or representatives is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding to participate in the Exchange.
(i)The Investor confirms that neither the Company nor the Placement Agent has (i) given any guarantee, representation or warranty as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares or (ii) made any representation or warranty to the Investor or any Exchanging Investor regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. In deciding to participate in the Exchange, the Investor is not relying on the advice or recommendations of the Company or the Placement Agent and the Investor has made its own independent decision that the investment in the Shares is suitable and appropriate for the Investor.
(j)The Investor and each Exchanging Investor are familiar with the business and financial condition and operations of the Company and the Investor and each Exchanging Investor have had the opportunity to conduct their own investigation of the Company and the Shares. Each of the Investor and each Exchanging Investor has had access to the SEC filings of the Company and such other information concerning the Company and the Shares as it deems necessary to enable it to make an informed investment decision concerning the Exchange. Each of the Investor and each Exchanging Investor has been offered the opportunity to ask such questions of the Company and its representatives and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.
(k)Each Exchanging Investor is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and it and any account (including for purposes of this Section 2(k), the Accounts) for which it is acting (for which it has sole investment discretion) is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.
(l)The Investor and each Exchanging Investor are not, and have not been during the consecutive three month period preceding the date hereof and as of the Closing, will not be, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company.
(m)Neither the Investor nor any Exchanging Investor is directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company.
(n)Each Exchanging Investor is acquiring the Shares solely for its own beneficial account (or for any account (including for purposes of this Section 2(n), the Accounts) for which it has sole investment discretion), for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The Investor and each Exchanging Investor understand that the offer and sale of the Shares have not been registered under the Securities Act or any state securities laws and are being issued without registration under the Securities Act by reason of specific exemption(s) under the provisions thereof which depend in part upon the investment intent of the Exchanging Investors and the accuracy of the other representations and warranties made by the Investor in this Agreement. The Investor and the Exchanging Investors understand that the Company is relying upon the representations, warranties and agreements contained in this

Agreement (and any supplemental information provided to the Company by the Investor or the Exchanging Investors) for the purpose of determining whether this transaction meets the requirements for such exemption(s) and to issue the Shares without legends as set forth herein.
(o)The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange.
(p)The Investor acknowledges that it and each Exchanging Investor had a sufficient amount of time to consider whether to participate in the Exchange and that neither the Company nor the Placement Agent has placed any pressure on the Investor or any Exchanging Investor to respond to the opportunity to participate in the Exchange. The Investor acknowledges that neither it nor any Exchanging Investor become aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act or otherwise through a “public offering” under Section 4(a)(2) of the Securities Act.
(q)The Investor acknowledges it and each Exchanging Investor understand that the Company intends to pay the Placement Agent a fee in respect of the Exchange.
(r)The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents deemed by the Company and the Trustee or the transfer agent to be reasonably necessary to complete the transactions contemplated by this Agreement.
(s)No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit B attached to the Agreement for each of the Exchanging Investors.
(t)The Investor acknowledges that the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and may make appropriate notations to the same effect in its books and records to ensure compliance with the provisions of this Section 2.
(u)The Investor understands that the Company, the Placement Agent and others will rely upon the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if any of the representations and warranties deemed to have been made by it or the Exchanging Investors by their participation in the transactions contemplated by this Agreement and acquisition of the Shares are no longer accurate, the Investor shall promptly notify the Company and the Placement Agent. The Investor understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s and Exchanging Investors’ representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing. If the Investor is exchanging any Exchanged Notes and acquiring the Shares as a fiduciary or agent for one or more accounts (including for purposes of this Section 2(u), the Accounts which are Exchanging Investors), it represents that (i) it has sole investment discretion with respect to each such account, (ii) it has full power to make the foregoing representations, warranties and covenants on behalf of such account and (iii) it has contractual authority with respect to each such account.
(v)The Investor acknowledges and agrees that the Placement Agent has not acted as a financial advisor or fiduciary to the Investor or any Exchanging Investor and that the Placement Agent and its directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or any Exchanging Investor, express or implied, with respect to the Company, the Exchanged Notes or the Shares or the accuracy, completeness or adequacy of the information provided to the Investor or any Exchanging Investor or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Exchanging Investor.
(w)The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required to be deducted or withheld under applicable law, and shall be provided with a Form W-9 or the appropriate series of Form W-8, in order to establish whether any Exchanging Investor is entitled to an exemption from (or reduction in the rate of) withholding. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Exchanging Investor to whom such amounts otherwise would have been paid.
(x)The Investor and each Exchanging Investor acknowledges and understands that at the time of the Closing, the Company may be in possession of material non-public information not known to the Investor or any Exchanging Investor that may impact the value of the Notes, including the Exchanged Notes, and the Shares (“Information”) that the Company has not disclosed to the Investor or any Exchanging Investor. The Investor and each Exchanging Investor acknowledges that they have not relied upon the non-disclosure of any such Information for purposes of making their decision to participate in the Exchange. The Investor and each Exchanging Investor understands, based on its experience, the disadvantage to which the Investor and each Exchanging Investor is subject due to the disparity of information between the Company, on the one hand, and the Investor and each Exchanging Investor, on the other hand. Notwithstanding this, the Investor and each Exchanging Investor has deemed it appropriate to participate in the Exchange. The Investor agrees that the Company and its directors, officers, employees, agents, stockholders and affiliates shall have no liability to the Investor or any Exchanging Investor or their respective beneficiaries whatsoever due to or in connection with the Company’s use or non-disclosure of the Information or otherwise as a result of the Exchange, and the Investor hereby irrevocably waives any claim that it or any Exchanging Investor might have based on the failure of the Company to disclose the Information.
(y)The Investor and each Exchanging Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.
(z)The operations of the Investor and each Exchanging Investor have been conducted in material compliance with the applicable rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the applicable rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the applicable Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act. The Investor has performed due diligence necessary to reasonably determine that the Exchanging Investors are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or AML rules and regulations.
(aa)The Investor acknowledges and agrees that it and each Exchanging Holder have not disclosed, and will not disclose, to any third party any information regarding the Company or the Exchange, and that it has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Holder was first contacted by the Company or the Placement Agent with respect to the Transactions until after the confidential information (as described in the confirmatory email received by the Holder from the Placement Agent (the “Wall Cross Email”)) is made public.
3.Conditions to Obligations of the Investor and the Company. The obligations of the Investor and of the Company under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions precedent: (a) the representations and warranties of the Company contained in Section 1 hereof and of the Investor contained in Section 2 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing and (b) no provision of any applicable law or any judgment, ruling, order, writ, injunction, award or decree of any governmental authority shall be in effect prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.
4.Waiver, Amendment. Neither this Agreement nor any provisions hereof or thereof shall be modified, changed or discharged, except by an instrument in writing, signed by the Company and the Investor.
5.Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other.
6.Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
7.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law.
8.Submission to Jurisdiction. Each of the Company and the Investor: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
9.Venue. Each of the Company and the Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 8. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
10.Service of Process. Each of the Company and the Investor irrevocably consents to service of process in the manner provided for notices in Section 11. Nothing in this Agreement will affect the right of the Company or the Investor to serve process in any other manner permitted by law.

11.Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by prepaid overnight courier (providing written proof of delivery) or sent by confirmed facsimile transmission or electronic mail and will be deemed given on the date so delivered (or, if such day is not a business day, on the first subsequent business day) to the following addresses, or in the case of the Investor, the address provided on Exhibit B attached to the Agreement (or such other address as the Company or the Investor shall have specified by notice in writing to the other):

If to the Company:

Bloomin’ Brands, Inc.
2202 North West Shore Boulevard, Suite 500
Tampa, FL 33607
Attention: Chief Legal Officer
Email:

with a copy to (which shall not constitute notice):

Baker & Hostetler LLP
127 Public Square, Suite 2000
Cleveland, Ohio 44114-1214
Attention: Janet Spreen and John Harrington
Email:

12.Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Company and the Investor and their respective heirs, legal representatives, successors and assigns. This Agreement constitutes the entire agreement between the Company and the Investor with respect to the subject matters hereof. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.
13.Notification of Changes. After the date of this Agreement, each of the Company and the Investor hereby covenants and agrees to notify the other upon the occurrence of any event prior to the Closing of the Exchange pursuant to this Agreement that would cause any representation, warranty or covenant of the Company or the Investor, as the case may be, contained in this Agreement to be false or incorrect.
14.Reliance by Placement Agent. Placement Agent may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to such Placement Agent. Placement Agent shall be a third-party beneficiary of this Agreement to the extent provided in this Section 14.
15.Severability. If any term or provision of this Agreement (in whole or in part) is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
16.Survival. The representations and warranties of the Company and the Investor contained in this Agreement or made by or on behalf of the Exchanging Investors pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby.

17.Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of the Company and the Investor in writing or (b) by either the Company or the Investor if the conditions to such party’s obligations set forth herein have not been satisfied (unless waived by the party entitled to the benefit thereof), and the Closing has not occurred on or before July 1, 2022 without liability of either the Company or the Investor or the Exchanging Investors, as the case may be; provided that neither the Company nor the Investor shall be released from liability hereunder if the Agreement is terminated and the transactions abandoned by reason of the failure of the Company or the Investor or the Exchanging Investors, as the case may be to have performed its obligations hereunder. Except as provided above, if this Agreement is terminated and the transactions contemplated hereby are not concluded as described above, the Agreement will become void and of no further force and effect.
18.Taxation. The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, either (i) the Company must be provided with a correct taxpayer identification number (“TIN,” generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 stating that the Exchanging Investor is not subject to backup withholding and that the Exchanging Investor is a United States person, or (ii) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, the Company must be provided with a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY (and all required attachments) or other applicable IRS Form W-8, attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”). The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as are required to be deducted or withheld under applicable law. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Exchanging Investor to whom such amounts otherwise would have been paid.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

BLOOMIN’ BRANDS, INC.

By
Name:
Title:

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Investor by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

Investor:
[__________________],
in its capacity as described in the first
paragraph hereof

By
Name:
Title:

EXHIBIT A
Exchanging Investor Information

Exchanging Investor	Aggregate Principal Amount of Exchanged Notes

EXHIBIT B
Exchanging Investor:
_______________________________________________
_______________________________________________

Investor Address:
_______________________________________________
_______________________________________________
_______________________________________________
Telephone:______________________________________
Country of Residence:
_______________________________________________
Taxpayer Identification Number:
_______________________________________________
Account for Shares:
DTC Participant Number:___________________________
DTC Participant Name:_____________________________
DTC Participant Phone Number: _____________________
DTC Participant Contact Email:______________________
FFC Account #:___________________________________
Account # at Bank/Broker:__________________________
Account for Notes:
DTC Participant Number:___________________________
DTC Participant Name:_____________________________
DTC Participant Phone Number: _____________________
DTC Participant Contact Email:______________________
FFC Account #:___________________________________
Account # at Bank/Broker:__________________________

Wire instructions for Cash Consideration:
Bank Name:    _______________________________________
Bank Address:     _______________________________________
ABA Routing #: ______________________________________
Account Name: _______________________________________
Account Number: _____________________________________
FFC Account Name:___________________________________
FFC Account #:_______________________________________
Contact Person: _______________________________________

Exchanging Investor Address:
_______________________________________________

_______________________________________________
_______________________________________________

Telephone:______________________________________
Country of Residence:
_______________________________________________
Taxpayer Identification Number:
_______________________________________________

Exchange Procedures
NOTICE TO INVESTOR

These are the Investor Exchange Procedures for the settlement of the exchange of 5.00% Convertible Senior Notes due 2025, CUSIP 094235 AB4 (the “Exchanged Notes”) of Bloomin’ Brands, Inc., a Delaware corporation (the “Company”), for the Cash Consideration and the Shares (as defined in and pursuant to the Agreement between you and the Company), which is expected to occur on or about June 14, 2022. To ensure timely settlement for the Shares, please follow the instructions as set forth on the following page.

These instructions supersede any prior instructions you received. Your failure to comply with these instructions may delay your receipt of the Shares.

If you have any questions, please contact ________ of J. Wood Capital Advisors LLC at ________.

To deliver Exchanged Notes:

You must post, no later than 9:00 a.m., New York City time, a withdrawal request for the Exchanged Notes through the DTC via the Deposit/Withdrawal at Custodian (“DWAC”) program. It is important that this instruction be submitted and the DWAC posted on the Closing Date.

To receive Exchange Consideration:

To Receive Shares: You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the Shares to be issued upon exchange to post on the Closing Date no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC for the Shares deliverable in respect of the Exchanged Notes. It is important that this instruction be submitted and the DWAC posted on the Closing Date.

The DTC Participant number of Computershare Trust Company, N.A., the Transfer Agent and Registrar for the Common Stock, is: 7807.

To Receive Cash Consideration: You must provide valid wire instructions to the Company. You will then receive the Cash Consideration from the Company on the Closing Date.

You must comply with both procedures described above in order to complete the Exchange and to receive the Cash Consideration and the Shares in respect of the Exchanged Notes.

Closing: The Closing Date, after the Company receives your delivery instructions as set forth above and a withdrawal request in respect of the Exchanged Notes has been posted as specified above, and subject to the satisfaction of the conditions to Closing as set forth in your Agreement, the Company will deliver the Exchange Consideration in respect of the Exchanged Notes in accordance with the delivery instructions above.